EXHIBIT 10.26
                                  -------------

                                 NINTH AMENDMENT
                                       TO
                               ADVISORY AGREEMENT
                                     BETWEEN
         METRIC INCOME TRUST SERIES, INC. AND SSR REALTY ADVISORS, INC.



         THIS NINTH AMENDMENT TO ADVISORY AGREEMENT is dated as of April 1, 1998, between Metric Income Trust Series, Inc., a California corporation (the "Fund"), and SSR Realty Advisors, Inc., a Delaware corporation, as assignee of Metric Realty, an Illinois general partnership (the "Advisor").

         WHEREAS, the Fund entered into an Advisory Agreement with the Advisor dated as of June 29, 1989 and Amendments to such Agreement dated as of January 1, 1991 and April 1 of 1993, 1994, 1995, 1996, and 1997 (collectively, the
"Agreement").

         WHEREAS, Metric Realty, as the Advisor, assigned its interest in the Agreement to SSR Realty Advisors, Inc., which accepted such assignment, pursuant to an Assignment and Assumption Agreement dated as of March 27, 1997, to which the Fund consented.

         WHEREAS, the term of the Agreement expired on March 31, 1998 and the Fund and the Advisor desire to renew the term of the Agreement and to make certain changes with respect to the Advisory Fee to be paid to the Advisor by the Fund hereunder.

         WHEREAS, pursuant to Section 4.9 and 6.2 of the Bylaws of the Fund, the Independent Directors of the Fund have (i) evaluated the performance of the Advisor and (ii) determined that the Advisor's compensation is reasonable in relation to the nature and quality of services performed.

         WHEREAS, the Fund is desirous of renewing the Agreement and the Advisor is willing to continue to perform services under the Agreement.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants in this Amendment, the parties agree as follows:

         1. Paragraph 9 of the Agreement is hereby amended to read in full as follows:

                  "Compensation - Advisory Fee. At the end of each calendar quarter commencing on or after April 1, 1998, the Fund shall pay to the Advisor as compensation for the advisory services rendered to the Fund hereunder for said quarter an Advisory Fee of $25,000."



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         2.  Paragraph 18 of the Agreement is hereby  amended to read in full as follows:

                  "Term: Termination of Agreement. This Agreement shall continue in force until December 31, 1998, and thereafter it may be renewed, subject to the approval of the Independent Directors. Notwithstanding any other provision to the contrary, this Agreement may be terminated without cause upon 60 days' written notice by the Fund to the Advisor or 60 days' written notice by the Advisor to the Fund."

         3. Except as set forth herein, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written:

                FUND:         METRIC INCOME TRUST SERIES, INC.,
                              a California corporation

                              By:      /s/ William A. Finelli
                                       ---------------------------------------
                                       William A. Finelli
                                       Vice President, Chief Financial Officer



             ADVISOR:         SSR REALTY ADVISORS, INC.
                              a Delaware corporation


                              By:      /s/ Herman H. Howerton
                                       ---------------------------------------
                                       Herman H. Howerton
                                       Managing Director, General Counsel